                                                                    Exhibit 23.1



The Board of Directors and Shareholders
Edmark Corporation:


The audits referred to in our report dated July 19, 1996, included the related financial statement schedule for each of the years in the three-year period ended June 30, 1996. This financial statement schedule is the responsibility of the Company's management. Our reponsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 33-88208, 33-64825 and 33-64823) on Form S-8 of Edmark Corporation of our report dated July 19, 1996, relating to the balance sheets of Edmark Corporation as of June 30, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, which report is incorporated by reference in the June 30, 1996 annual report on Form 10-K of Edmark Corporation.



KPMG PEAT MARWICK LLP


Seattle, Washington
August 30, 1996


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
                                                                   Schedule VIII



                               EDMARK CORPORATION
                        Valuation and Qualifying Accounts
                    Years Ended June 30, 1994, 1995 and 1996


       Column A                     Column B                  Column C                Column D        Column E
- --------------------------         -----------      --------------------------    ---------------   -------------
                                                              Additions
                                                    --------------------------
                                    Balance at       Charged to      Charged                          Balance at
                                    Beginning        Costs and       to Other                            End
      Description                   of Period         Expenses       Accounts      Deductions(1)      of Period
- --------------------------         -----------      ------------    ----------    ---------------   -------------
Allowances for Doubtful
    Accounts and Sales Returns:
Year Ended June 30, 1994           $  178,019          523,880          --            330,147           371,752
Year Ended June 30, 1995              371,752        3,175,974          --          2,443,955         1,103,771
Year Ended June 30, 1996            1,103,771        4,092,165          --          3,671,877         1,524,059

(1)  Accounts written off and product returned.



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